Exhibit 4.1

AMENDED AND RESTATED BYLAWS
OF
NTELOS HOLDINGS CORP.
(Effective August 10, 2015)
ARTICLE 1
OFFICES

Section 1.01.     Registered Office. The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the registered agent shall be Corporation Service Company.
Section 1.02.     Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
Section 1.03.     Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE 2
MEETINGS OF STOCKHOLDERS

Section 2.01.     Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a designation by the Board of Directors).
Section 2.02.     Annual Meetings. An annual meeting of stockholders shall be held on such date and at such time as may be fixed by the Board of Directors for the election of directors, and to transact such other business as may properly be brought before the meeting. Stockholders may, unless the restated certificate of incorporation otherwise provides, act by written consent to elect directors to the extent permitted by Section 2.07 of these bylaws. If such consent is less than unanimous, an annual meeting must still be held unless all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.
Section 2.03.     Special Meetings. Special meetings of stockholders may be called by the Board of Directors or the Chairman of the Board and shall be called by the Secretary at the request in writing of stockholders holding not less than 20% of the number of outstanding shares of capital stock entitled to vote at the meeting of stockholders. Such request shall state the purpose or purposes of the proposed meeting.
Section 2.04.     Notice of Meetings and Adjourned Meetings; Waivers of Notice. (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting, delivered either personally, by mail or by electronic transmission as permitted by law, shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
(b)    A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 2.05.     Quorum. Unless otherwise provided under the restated certificate of incorporation or these bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
Section 2.06.     Voting. (a) Unless otherwise provided in the restated certificate of incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Unless otherwise provided in Delaware Law, the restated certificate of incorporation, or these bylaws, the affirmative vote of a majority of the shares of capital stock of the Corporation present, in person or by written proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders.
(b)    Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by written proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
Section 2.07.     Action by Consent. (a) Unless otherwise provided in the restated certificate of incorporation and subject to Section 2.07(c) hereof, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in Section 2.07(b).
(b)    Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section and Delaware Law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.
(c)    Notwithstanding anything contained herein to the contrary, if at any time the CVC Entities and the Quadrangle Entities no longer collectively beneficially own (determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934), in the aggregate, at least 50.1% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, then any action required or permitted to be taken by the stockholders of the corporation (except for actions required to be taken by the holders of Corporation’s Class B Common Stock voting as a separate class) must be effected at a duly called annual or special meeting of such holders and may no longer be effected by any consent in writing by such holders.
(d)    As used herein: (1) “CVC Entities” means the persons and entities identified as “CVC Entities” in the Shareholders Agreement and their “Permitted Transferees” under the Shareholders Agreement; (2) “Quadrangle Entities” means the entities identified as “Quadrangle Entities” in the Shareholders Agreement and their “Permitted Transferees” under the Shareholders Agreement; and (3) “Shareholders Agreement” means the Shareholders Agreement, dated as of May 2, 2005, as amended and restated as of February 13, 2006, among the Corporation, the Institutional Shareholders party thereto and the Management Shareholders party thereto.
Section 2.08.     Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or in the Chairman’s absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, shall act as chairman of the meeting. The Secretary (or in the Secretary’s absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.
Section 2.09.     Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.
Section 2.10.     Notice of Stockholder Business and Nominations. (a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (b), (c) and (d) of this Section 2.10 and who was a stockholder of record at the time such notice is delivered to the Secretary or any Assistant Secretary of the Corporation.
(b)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (ii) of paragraph (a) of this Section 2.10, the stockholder must have given timely notice thereof in writing to the Secretary or any Assistant Secretary of the Corporation. To be timely, a stockholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (i) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation’s proxy statement in connection with the last annual meeting of stockholders or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, not less than 10 days following the earlier of the day on which notice of the meeting date was mailed and the public announcement of such meeting date. In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.
(c)    For nominations, such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residential address of such person, (B) the principal occupation or employment of such person, (C) the class, series and number of shares of stock of the Corporation that are beneficially owned by such person, (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities

Exchange Act of 1934 (the “Exchange Act”) and (E) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected and (ii) as to the stockholder giving the notice, (A) the name, and business address and residential address, as they appear on the Corporation’s stock transfer books, of such stockholder, (B) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (C) the class, series and number of shares of stock of the Corporation beneficially owned by such stockholder and (D) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder. The Secretary or any Assistant Secretary shall deliver each such stockholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review.
(d)    As to any other business that the stockholder proposes to bring before the meeting, such stockholder’s notice shall set forth (A) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, (B) the name, business address and residential address, as they appear on the Corporation’s stock transfer books, of such stockholder proposing such business, (C) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice, (D) the class, series and number of shares of stock of the Corporation beneficially owned by the stockholder and (E) any material interest of the stockholder in such business. The Secretary or any Assistant Secretary shall deliver each such stockholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review.
(e)    Only such business as shall have been brought before a special meeting of the stockholders pursuant to the Corporation’s notice of meeting pursuant to Section 2.04 of these bylaws shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting by or at the direction of the Board of Directors. Nominations by stockholders of persons for election to the Board of Directors may be made at such special meeting of stockholders if the stockholder’s notice as required by Section 2.10(c) of these bylaws shall be delivered to the Secretary or any Assistant Secretary at the principal executive offices of the Corporation not earlier than the 150th day prior to such special meeting and not later than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.
(f)    Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these bylaws. Except as otherwise provided by law, the restated certificate of incorporation or herein, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such defective proposal or nomination shall be disregarded.
(g)    For purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.
(h)    Notwithstanding the foregoing provisions of these bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in these bylaws shall be deemed to affect any right of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE 3
DIRECTORS

Section 3.01.     General Powers. Except as otherwise provided in Delaware Law or the restated certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
Section 3.02.     Number, Election and Term Of Office. The Board of Directors shall consist of the number of directors as the Board of Directors may determine from time to time, subject to compliance with Section 2.01 of the Shareholders Agreement. The directors shall be elected by a plurality of the votes cast at each meeting of the stockholders for the election of directors, provided a quorum is present. Each director so elected shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders.
Section 3.03.     Quorum and Manner of Acting. The required quorum for Board action shall consist of a majority of the directors in office, which such majority shall include at least one non-independent designee of the CVC Entities and at least one non-independent designee of the Quadrangle Entities, respectively, for so long as the CVC Entities and Quadrangle Entities, respectively, are entitled to designate one or more directors pursuant to the Shareholders Agreement. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 3.04.     Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).
Section 3.05.     Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.
Section 3.06.     Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.
Section 3.07.     Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President or any two directors. Notice of special meetings of the Board of Directors shall be given to each director at least twenty-four hours before the date of the meeting in such manner as is determined by the Board of Directors.
Section 3.08.     Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval, (b) adopting, amending or repealing any bylaw of the Corporation or (c) fixing the number of directors to constitute the full Board of Directors pursuant to Section 3.02 of these bylaws or Section 2.01 of the Shareholders Agreement. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
Section 3.09.     Action by Consent. Unless otherwise restricted by the restated certificate of incorporation, the Shareholders Agreement or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 3.10.     Telephonic Meetings. Unless otherwise restricted by the restated certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
Section 3.11.     Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.12.     Vacancies. Unless otherwise provided in the restated certificate of incorporation, all vacancies shall be filled in accordance with Section 2.03 of the Shareholders Agreement and otherwise by the majority vote of the remaining directors of the Corporation at the next meeting of the Board of Directors, even if there is less than a quorum.
Section 3.13.     Removal. A director may only be removed in accordance with Section 2.02 of the Shareholders Agreement and otherwise by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors at any meeting of such stockholders called expressly for that purpose and at which a quorum of stockholders is present.
Section 3.14.     Compensation. Unless otherwise restricted by the restated certificate of incorporation or these bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.
Section 3.15.     Election and Duties of the Chairman of the Board. A Chairman of the Board shall be elected by the Board of Directors and hold office until the next annual meeting of the Board of Directors or until his or her successor is elected. The Chairman of the Board will preside at the meetings of the Board of Directors, and shall have such other powers and duties as may be conferred upon him or her by the Board of Directors.
ARTICLE 4
OFFICERS

Section 4.01.     Principal Officers. The principal officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.
Section 4.02.     Election, Term of Office and Remuneration. The principal officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.
Section 4.03.     Subordinate Officers. In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.
Section 4.04.     Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.
Section 4.05.     Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.06.     Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and shall have such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.
ARTICLE 5
LITIGATION

Section 5.01.     Forum for Adjudication of Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for

(a)	any derivative action or proceeding brought on behalf of the Corporation,

(b)	any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders,

(c)
any action asserting a claim arising pursuant to any provision of Delaware Law, the restated certificate of incorporation, or these bylaws, or as to which Delaware Law confers jurisdiction upon the Court of Chancery of the State of Delaware,

(d)	any action asserting a claim governed by the internal affairs doctrine, or

(e)	any other internal corporate claim as defined in Section 115 of Delaware Law or any successor provision shall, to the fullest extent permitted by law, be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction to decide such action or claim, another Delaware state court that has subject matter jurisdiction to decide such action or claim, or, if no Delaware state court has subject matter jurisdiction to decide such action or claim, the federal district court for the District of Delaware if it has subject matter jurisdiction to decide such action or claim). Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 5.01. If any action the subject matter of which is within the scope of this Section 5.01 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section 5.01 and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. References to Delaware Law, the restated certificate of incorporation, or these bylaws apply as each may be amended from time to time. If any provision or provisions of this Section 5.01 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 5.01 (including, without limitation, each portion of any sentence of this Section 5.01 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE 6
GENERAL PROVISIONS

Section 6.01.     Fixing the Record Date. (a) In order that the Corporation may determine the stockholders entitled
Section 6.02.    to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.
(b)    In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by Delaware Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by Delaware Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(c)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 6.03.     Dividends. Subject to limitations contained in Delaware Law and the restated certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.
Section 6.04.     Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.
Section 6.05.     Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.
Section 6.06.     Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.
Section 6.07.     Amendments. These bylaws or any of them, may be altered, amended or repealed, or new bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.